Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 2022 with respect to the audited consolidated financial statements of Nuzee, Inc. included in its Annual Report on Form 10-K for the years ended September 30, 2022 and 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 21, 2023